Execution Version
CONTRIBUTION, CONVEYANCE AND ASSUMPTION
AGREEMENT
By and Among
WESTERN GAS PARTNERS, LP
WESTERN GAS HOLDINGS, LLC
ANADARKO PETROLEUM CORPORATION
WGR HOLDINGS, LLC
WESTERN GAS RESOURCES, INC.
WGR ASSET HOLDING COMPANY LLC
WESTERN GAS OPERATING, LLC
And
WGR OPERATING, LP
Dated as of May 14, 2008

CONTRIBUTION, CONVEYANCE AND ASSUMPTION
AGREEMENT
     This Contribution, Conveyance and Assumption Agreement, dated as of May 14, 2008 (this “Agreement”), is by and among Western Gas Partners, LP, a Delaware limited partnership (the “Partnership”), Western Gas Holdings, LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), Anadarko Petroleum Corporation, a Delaware corporation (“Anadarko”), WGR Holdings, LLC, a Delaware limited liability company (“WGR Holdings”), Western Gas Resources, Inc., a Delaware corporation (“WGR”), WGR Asset Holding Company LLC, a Delaware limited liability company (“Asset HoldCo”), Western Gas Operating, LLC, a Delaware limited liability company (“Operating GP”), and WGR Operating, LP, a Delaware limited partnership (“OLP”). The above-named entities are sometimes referred to in this Agreement each as a “Party” and collectively as the “Parties.” Capitalized terms used herein shall have the meanings assigned to such terms in Article I.
RECITALS
     WHEREAS, the General Partner and Asset HoldCo have formed the Partnership, pursuant to the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”), for the purpose of engaging in any business activity that is approved by the General Partner and that lawfully may be conducted by a limited partnership organized pursuant to the Delaware LP Act.
     WHEREAS, in order to accomplish the objectives and purposes in the preceding recital, each of the following actions has been taken prior to the date hereof:
1.	Asset HoldCo formed WGR Holdings under the terms of the Delaware Limited Liability Company Act (the “Delaware LLC Act”) and contributed $4,000 in exchange for all of the member interests in WGR Holdings.

2.	Asset HoldCo formed the General Partner under the terms of the Delaware LLC Act and contributed $1,000 in exchange for all of the membership interests in the General Partner.

3.	The General Partner and Asset HoldCo formed the Partnership under the terms of the Delaware LP Act and contributed $60 and $2,940, respectively, in exchange for a 2% general partner interest and a 98% limited partner interest, respectively, in the Partnership.

4.	Asset HoldCo contributed all of the membership interests in the General Partner and the 98% limited partner interest in the Partnership to WGR Holdings.

5.	The Partnership formed Operating GP under the terms of the Delaware LLC Act and contributed $1,000 in exchange for all of the membership interests in Operating GP.

6.	Operating GP and the Partnership formed OLP under the terms of the Delaware LP Act and contributed $0.10 and $999.90, respectively, in exchange for a 0.01%

general partner interest and a 99.99% limited partner interest, respectively, in OLP.

7.	Asset HoldCo distributed all of the membership interests in WGR Holdings to WGR.
     WHEREAS, concurrently with the consummation of the transactions contemplated hereby, each of the following transactions shall occur:
1.	Asset HoldCo will distribute all of its membership interests in Anadarko Gathering Company LLC, a Delaware limited liability company (“AGC”), Pinnacle Gas Treating LLC, a Texas limited liability company (“PGT”) and MIGC LLC, a Delaware limited liability company (“MIGC”), to WGR.

2.	WGR will contribute (on behalf of WGR Holdings) a portion of its membership interest in AGC with a value equal to 2% of the equity value of the Partnership based on upon the pricing of its initial public offering (the “GP Contribution Interest”) to the General Partner.

3.	WGR will convey its remaining membership interest in AGC as well as all of the membership interest in Pinnacle and MIGC (collectively, the “Partnership Contribution Interests”) to WGR Holdings.

4.	The General Partner will contribute the GP Contribution Interest to the Partnership in exchange for (i) 1,083,115 general partner units in the Partnership representing a continuation of its 2% general partner interest in the Partnership and (ii) the Incentive Distribution Rights.

5.	WGR Holdings will contribute the Partnership Contribution Interests to the Partnership in exchange for (i) 4,973,806 Common Units representing a 9.1843% limited partner interest in the Partnership, (ii) 26,536,306 Subordinated Units representing a 49.0% limited partner interest in the Partnership, (iii) the right to receive a distribution of $14,265,625 as a reimbursement for certain capital expenditures and (iv) the right to receive, upon the earlier to occur of the expiration of the Over-Allotment Option period or the exercise in full of the Over-Allotment Option, (A) a number of additional Common Units that is equal to the excess, if any, of (x) 2,812,500 over (y) the aggregate number of Common Units, if any, actually purchased by and issued to the Underwriters pursuant to the exercise of the Over-Allotment Option on the Option Closing Date(s), and (B) a reimbursement of pre-formation capital expenditures in an amount equal to the aggregate amount of cash, if any, contributed by the Underwriters to the Partnership on the Option Closing Date(s) with respect to Common Units purchased by and issued to the Underwriters pursuant to each exercise of the Over-Allotment Option, if any.

6.	The Partnership will contribute all of the membership interests in AGC, Pinnacle and MIGC to OLP, of which 0.01% of such membership interest contributed to OLP shall be contributed on behalf of Operating GP.

7.	The Partnership will (i) pay transaction expenses estimated to be approximately $5.0 million and (ii) loan $260.0 million to Anadarko pursuant to a 30-year note bearing interest at a fixed annual rate of 6.50%.

8.	The 98% limited partner interest in the Partnership held by WGR Holdings and the 2% general partner interest in the Partnership held by the General Partner will be redeemed and the respective initial capital contributions of Asset HoldCo and the General Partner will thereupon be refunded, and any interest or other profit that may have resulted from the investment or other use of such capital contributions will be distributed to WGR Holdings and the General Partner in proportion to such capital contributions.

9.	The agreements of limited partnership and the limited liability company agreements of the aforementioned entities will be amended and restated to the extent necessary to reflect the applicable matters set forth above and contained in this Agreement.
     WHEREAS, at the Effective Time, the public, through the Underwriters, will purchase from the Partnership for $309,375,000 million in cash, less the amount of $20,109,375 payable to the Underwriters after taking into account the Underwriters’ discount of 6.0% and the structuring fee of $1,546,875 payable to UBS Securities LLC, 18,750,000 Common Units owned by the Partnership on such date (representing a 34.6224% limited partner interest in the Partnership).
     NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements herein contained, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS
     The terms set forth below in this Article I shall have the meanings ascribed to them below or in the part of this Agreement referred to below:
     “Common Units” means the common units representing limited partner interests in the Partnership.
     “Commission” means the U.S. Securities and Exchange Commission.
     “Effective Time” means immediately prior to the closing of the initial public offering pursuant to the Underwriting Agreement.
     “Incentive Distribution Rights” has the meaning assigned to such term in the Partnership Agreement.
     “Option Closing Date” has the meaning assigned to such term in the Partnership Agreement.

     “Over-Allotment Option” has the meaning assigned to such term in the Partnership Agreement.
     “Partnership Agreement” means the First Amended and Restated Agreement of Limited Partnership of the Partnership dated as of May 14, 2008.
     “Registration Statement” means the Registration Statement on Form S-1 filed with the Commission (Registration No. 333-146700), as amended and effective at the Effective Time.
     “Subordinated Units” has the meaning assigned to such term in the Partnership Agreement.
     “Securities Act” means the Securities Act of 1933, as amended.
     “Underwriters” means those underwriters listed in the Underwriting Agreement.
     “Underwriting Agreement” means that certain Underwriting Agreement between UBS Securities LLC, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and Morgan Stanley & Co. Incorporated, as representatives of the Underwriters, the General Partner, the Partnership, Anadarko, WGR and WGR Holdings, dated as of May 8, 2008.
ARTICLE II
CONTRIBUTION, ACKNOWLEDGEMENTS AND DISTRIBUTIONS
     Section 2.1 Distribution of the AGC, Pinnacle and MIGC Interests by Asset HoldCo to WGR. Asset HoldCo hereby grants, distributes, bargains, conveys, assigns, transfers, sets over and delivers to WGR, its successors and assigns, for its and their own use forever, all right, title and interest in and to its entire membership interests in AGC, Pinnacle and MIGC, and WGR hereby accepts such membership interests.
     Section 2.2 Contribution of the GP Contribution Interest by WGR to the General Partner. On behalf of WGR Holdings, WGR hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to the General Partner, its successors and its assigns, for its and their own use forever, all right, title and interest in and to the GP Contribution Interest, and the General Partner hereby accepts such GP Contribution Interest.
     Section 2.3 Contribution of the Partnership Contribution Interests by WGR to WGR Holdings. WGR hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to WGR Holdings, its successors and its assigns, for its and their own use forever, all right, title and interest in and to the Partnership Contribution Interests, and WGR Holdings hereby accepts such Partnership Contribution Interests.
     Section 2.4 Contribution of the GP Contribution Interest by the General Partner to the Partnership. The General Partner hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to the Partnership, its successors and its assigns, for its and their own use forever, all right, title and interest in and to the GP Contribution Interest, as a capital contribution, in exchange for (i) 1,083,115 general partner units representing a continuation of its 2% general partner interest in the Partnership and (ii) the issuance of the

Incentive Distribution Rights, and the Partnership hereby accepts the GP Contribution Interest as a contribution to the capital of the Partnership.
     Section 2.5 Contribution of the Partnership Contribution Interests by WGR Holdings to the Partnership. WGR Holdings hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to the Partnership, its successors and its assigns, for its and their own use forever, all right, title and interest in and to the Partnership Contribution Interests, as a capital contribution, in exchange for (i) 4,973,806 Common Units representing a 9.1843% limited partner interest in the Partnership, (ii) 26,536,306 Subordinated Units representing a 49.0% limited partner interest in the Partnership, (iii) the right to receive a distribution of $14,265,625 as a reimbursement for certain capital expenditures and (iv) the right to receive, upon the earlier to occur of the expiration of the Over-Allotment Option period or the exercise in full of the Over-Allotment Option, a number of additional Common Units that is equal to the excess, if any, of (x) 2,812,500 over (y) the aggregate number of Common Units, if any, actually purchased by and issued to the Underwriters pursuant to the exercise of the Over-Allotment Option on the Option Closing Date(s), and (B) a reimbursement of pre-formation capital expenditures in an amount equal to the aggregate amount of cash, if any, contributed by the Underwriters to the Partnership on the Option Closing Date(s) with respect to Common Units purchased by and issued to the Underwriters pursuant to each exercise of the Over-Allotment Option, if any. The Partnership hereby accepts the Partnership Contribution Interests as a contribution to the capital of the Partnership.
     Section 2.6 Contribution of the AGC, Pinnacle and MIGC Interests by the Partnership to OLP. The Partnership hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to OLP, its successors and its assigns, for its and their own use forever, all right, title and interest in and to the Partnership’s entire membership interests in AGC, Pinnacle and MIGC, of which 0.01% of such membership interest contributed to OLP shall be contributed on behalf of Operating GP, and OLP hereby accepts such membership interests.
     Section 2.7 Underwriters’ Cash Contribution. The Parties acknowledge that the Underwriters have, pursuant to the Underwriting Agreement, made a capital contribution to the Partnership of $309,375,000 in cash ($289,265,625 net to the Partnership after the underwriting discount (the “Spread”) of $18,562,500 and the structuring fee of $1,546,875 payable to UBS Securities LLC) in exchange for the issuance by the Partnership to the Underwriters of 18,750,000 Common Units, representing a 34.6224% limited partner interest in the Partnership.
     Section 2.8 Payment of Transaction Expenses and Distribution by the Partnership. The Parties acknowledge (a) the payment by the Partnership, in connection with the transactions contemplated hereby, of estimated transaction expenses in the amount of approximately $5.0 million (exclusive of the Spread and the structuring fee) and (b) the distribution by the Partnership of $14,265,625 of the net proceeds of the Offering to WGR Holdings as a reimbursement for certain pre-formation capital expenditures.
     Section 2.9 Redemption of the Initial Partner Interests in the Partnership and the Return of Initial Capital Contributions. The Partnership (a) hereby redeems (i) the 98% limited partner interest in the Partnership held by WGR Holdings and (ii) the 2% general partner interest in the Partnership held by the General Partner and (b) hereby refunds and distributes (i) to WGR Holdings the initial capital contribution made by Asset HoldCo to the Partnership along with 98% of any interest or other profit that resulted from the investment or other use of such initial capital contribution and (ii) to the General Partner the initial capital contribution made by it to the Partnership along with 2% of any interest or other profit that resulted from the investment or other use of such initial capital contribution.
     Section 2.10 30-Year Note. The Parties acknowledge the loan of $260.0 million by the Partnership to Anadarko pursuant to a 30-year note in the form attached as Exhibit 10.1 to the Registration Statement bearing interest at a fixed annual rate of 6.50%.
ARTICLE III
ADDITIONAL TRANSACTIONS
     Section 3.1 Purchase of Additional Common Units. If the Over-Allotment Option is exercised in whole or in part, the Underwriters will contribute additional cash to the Partnership in exchange for up to an additional 2,812,500 Common Units on the basis of the initial public offering price per Common Unit set forth in the Registration Statement.
     Section 3.2 Issuance of Additional Common Units. Upon the earlier to occur of the expiration of the Over-Allotment Option period or the exercise in full of the Over-Allotment Option, the Partnership will issue to WGR Holdings a number of additional Common Units that is equal to the excess, if any, of (x) 2,812,500 over (y) the aggregate number of Common Units, if any, actually purchased by and issued to the Underwriters pursuant to the exercise of the Over-Allotment Option on the Option Closing Date(s), and WGR Holdings will receive a cash distribution equal to the aggregate amount of cash, if any, contributed by the Underwriters to the Partnership on the Option Closing Date(s) pursuant to Section 3.1 hereof, less the amount of the underwriting discounts and the additional structuring fee.
     Section 3.3 Successive Up-Stream Distributions. The Parties acknowledge that, in connection with the completion of the transactions described in Article II and Sections 3.1 and 3.2 hereof, WGR Holdings will distribute to WGR one or more distributions of an aggregate amount equal to the sum of (x) the $14,265,625 that WGR Holdings received pursuant to Section 2.8(b) hereof and (y) the cash distribution WGR Holdings receives pursuant Section 3.2 hereof, if any, and thereafter WGR will distribute such amounts to Anadarko at such times and in such amounts, as the case may be.
ARTICLE IV
FURTHER ASSURANCES
     From time to time after the Effective Time, and without any further consideration, the Parties agree to execute, acknowledge and deliver all such additional deeds, assignments, bills of sale, conveyances, instruments, notices, releases, acquittances and other documents, and to do all such other acts and things, all in accordance with applicable law, as may be necessary or appropriate (a) more fully to assure that the applicable Parties own all of the properties, rights, titles, interests, estates, remedies, powers and privileges granted by this Agreement, or which are intended to be so granted, (b) more fully and effectively to vest in the applicable Parties and their respective successors and assigns beneficial and record title to the interests contributed and assigned by this Agreement or intended to be so and (c) more fully and effectively to carry out the purposes and intent of this Agreement.
ARTICLE V
EFFECTIVE TIME
     Notwithstanding anything contained in this Agreement to the contrary, none of the provisions of Article II of this Agreement shall be operative or have any effect until the Effective Time, at which time all the provisions of Article II of this Agreement shall be effective and operative in accordance with Article VI, without further action by any Party hereto.
ARTICLE VI
MISCELLANEOUS
     Section 6.1 Order of Completion of Transactions. The transactions provided for in Article II and Article III of this Agreement shall be completed immediately following the Effective Time in the following order: first, the transactions provided for in Article II shall be completed in the order set forth therein; and second, following the completion of the transactions provided for in Article II, the transactions provided for in Article III, if they occur, shall be completed.
     Section 6.2 Headings; References; Interpretation. All Article and Section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, including, without limitation, all Schedules and Exhibits attached hereto, and not to any particular provision of this Agreement. All references herein to Articles, Sections, Schedules and Exhibits shall, unless the context requires a different construction, be deemed to be references to the Articles and Sections of this Agreement and the Schedules and Exhibits attached hereto, and all such Schedules and Exhibits attached hereto are hereby incorporated herein and made a part hereof for all purposes. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders, and the singular shall include the plural and vice versa. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation”, “but not limited to”, or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter.
     Section 6.3 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.
     Section 6.4 No Third Party Rights. The provisions of this Agreement are intended to bind the Parties as to each other and are not intended to and do not create rights in any other person or confer upon any other person any benefits, rights or remedies, and no person is or is intended to be a third party beneficiary of any of the provisions of this Agreement.
     Section 6.5 Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all signatory Parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument.
     Section 6.6 Choice of Law. This Agreement shall be subject to and governed by the laws of the State of Texas. Each Party hereby submits to the jurisdiction of the state and federal courts in the State of Texas and to venue in Houston, Texas.
     Section 6.7 Severability. If any of the provisions of this Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any political body having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate the entire Agreement. Instead, this Agreement shall be construed as if it did not contain the particular provisions or provisions held to be invalid and an equitable adjustment shall be made and necessary provision added so as to give effect to the intention of the Parties as expressed in this Agreement at the time of execution of this Agreement.
     Section 6.8 Amendment or Modification. This Agreement may be amended or modified from time to time only by the written agreement of all the Parties. Each such instrument shall be reduced to writing and shall be designated on its face as an amendment to this Agreement.
     Section 6.9 Integration. This Agreement and the instruments referenced herein supersede all previous understandings or agreements among the Parties, whether oral or written, with respect to the subject matter of this Agreement and such instruments. This Agreement and such instruments contain the entire understanding of the Parties with respect to the subject matter hereof and thereof. No understanding, representation, promise or agreement, whether oral or written, is intended to be or shall be included in or form part of this Agreement unless it is contained in a written amendment hereto executed by the parties hereto after the date of this Agreement.
     Section 6.10 Deed; Bill of Sale; Assignment. To the extent required and permitted by applicable law, this Agreement shall also constitute a “deed,” “bill of sale” or “assignment” of the assets and interests referenced herein.
[Signature Pages Follow]

     IN WITNESS WHEREOF, the parties to this Agreement have caused it to be duly executed as of the date first above written.

WESTERN GAS PARTNERS, LP
By:	WESTERN GAS HOLDINGS, LLC,
its general partner

By:	/s/ Robert G. Gwin
	Name:	Robert G. Gwin
	Title:	President and Chief Executive Officer

WESTERN GAS HOLDINGS, LLC
By:	/s/ Robert G. Gwin
	Name:	Robert G. Gwin
	Title:	President and Chief Executive Officer

ANADARKO PETROLEUM CORPORATION
By:	James T. Hackett
	Name:	James T. Hackett
	Title:	Chairman, President and Chief Executive Officer

WGR HOLDINGS, LLC
By:	/s/ Robert G. Gwin
	Name:	Robert G. Gwin
	Title:	President and Chief Executive Officer

Signature Page to Contribution, Conveyance and Assumption Agreement

WESTERN GAS RESOURCES, INC.
By:	/s/ Robert G. Gwin
	Name:	Robert G. Gwin
	Title:	Vice President

WGR ASSET HOLDING COMPANY LLC
By:	/s/ Robert G. Gwin
	Name:	Robert G. Gwin
	Title:	President and Chief Executive Officer

WESTERN GAS OPERATING, LLC
By:	/s/ Robert G. Gwin
	Name:	Robert G. Gwin
	Title:	President and Chief Executive Officer

WGR OPERATING, LP
By:	WESTERN GAS OPERATING, LLC,
its general partner

By:	/s/ Robert G. Gwin
	Name:	Robert G. Gwin
	Title:	President and Chief Executive Officer

Signature Page to Contribution, Conveyance and Assumption Agreement